     As filed with the Securities and Exchange Commission on May 17, 1996
                                                  Registration No. 33-31034
_______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                       ________________________________
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                       ________________________________

                               AMERIANA BANCORP
                _____________________________________________
            (Exact name of Registrant as Specified in Its Charter)

               Indiana                                     35-1782688
     ____________________________                      ________________
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)

                               2118 Bundy Avenue
                        New Castle, Indiana  47362-1048
             ____________________________________________________
                   (Address of Principal Executive Offices)

                               Ameriana Bancorp
                     1996 Stock Option and Incentive Plan
                 Certain Grants of Stock Options to Directors
             ____________________________________________________
                           (Full Title of the Plan)

                          Harry J. Bailey, President
                               Ameriana Bancorp
                               2118 Bundy Avenue
                        New Castle, Indiana  47362-1048
             ____________________________________________________
                    (Name and Address of Agent For Service)

                                (317) 529-2230
             ____________________________________________________
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                          Gary R. Bronstein, Esquire
                            J. Mark Poerio, Esquire
                      Housley Kantarian & Bronstein, P.C.
                       1220 19th Street N.W., Suite 700
                            Washington, D.C.  20036

                        CALCULATION OF REGISTRATION FEE

 ========================================================================================================
   Title of each                            Proposed Maximum     Proposed Maximum         Amount of
class of Securities       Amount to be       Offering Price     Aggregate Offering       Registration
 to be registered          registered          Per Share              Price                  Fee
 --------------------------------------------------------------------------------------------------------
 Common Stock,
 $1.00 par value          175,000 (1)            $(2)             $2,291,575 (2)           $791.00
 ========================================================================================================

(1) Maximum number of shares issuable under Ameriana Bancorp 1996 Stock Option and Incentive Plan (160,000 shares), as such amounts may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization or similar event involving the Registrant; and 15,000 shares underlying options granted to certain directors outside of the stock option plans maintained by the Registrant as well as the resale of said 15,000 shares.
(2)  Under Rule 457(h) the registration fee may be calculated, inter alia, based
                                                               ----- ----
     upon the price at which the options may be exercised. 175,000 shares are being registered hereby, of which 55,000 are under option at a weighted average exercise price of $13.165 per share ($724,075 in the aggregate). The remainder of such shares, which are not presently subject to option (120,000 shares), are being registered based upon the average of the bid and asked prices of the common stock of the Registrant as reported on the National Association of Securities Dealers Automated Quotation, National Market System ("NMS") on May 14, 1996 of $13.0625 per share ($1,567,500 in the aggregate). Therefore, the total amount of the offering being registered herein is $2,291,575.

EXPLANATORY NOTE

          This Registration Statement contains two parts: the first part contains a Prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers re-offers and re-sales by the Selling Shareholders listed in the Prospectus of shares of Common Stock of the Company issued or to be issued upon exercise of options granted to certain directors outside of the stock option plans maintained by the Registrant.

          The second part contains information required in the Registration Statement pursuant to Form S-8.

FORM S-3
Reoffer
Prospectus                       15,000 Shares
- ----------
                           _________________________

                               AMERIANA BANCORP

                           _________________________

                                 COMMON STOCK
                          (Par Value $1.00 Per Share)
                           _________________________


          This Prospectus is being used in connection with the offering, from time to time, by certain shareholders (the "Selling Shareholders") of Ameriana Bancorp (the "Company"), of up to 15,000 shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), of the Company which have been or may be acquired pursuant to the exercise of options (the "Options") granted to certain directors of the Company outside of any stock option plan maintained by the Company. The Shares have been issued or are issuable to the Selling Shareholders pursuant to and upon the exercise of Options granted or which may be granted under certain stock option agreements between the Company and the Selling Shareholders. The Company has received or will receive various amounts ranging from approximately $5.00 to $10.375 for each Share issued upon the exercise of Options. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Shareholders in connection with the sale of the Shares will be borne by them.

          The Company is not aware of any underwriting arrangements with respect to the sale by the Selling Shareholders of any of the Shares.

          The issued and outstanding Common Stock of the Company is listed on the National Association of Securities Dealers Automated Quotation, National Market System ("NMS"). Shares of Common Stock which may be issued upon exercise of Options will also be listed on the NMS. On May 14, 1996, the average of the bid and asked prices of the Common Stock on the NMS was $13.0625 per share. The Shares may be offered by or for the account of the Selling Shareholders, from time to time, on the NMS or on any stock exchange on which the Shares may be listed at the time of sale, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers who may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchaser of Shares for whom such broker-dealers may act as agent or to whom the sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealer acquiring Shares from a Selling Shareholder may sell such shares in its normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, or through a combination of such methods. See "Selling Shareholders" and "Plan of Distribution."

          FOR INFORMATION CONCERNING THE COMPANY'S CURRENT FINANCIAL POSITION AND OTHER IMPORTANT FACTORS, SEE "RISK FACTORS" AND "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

          THE PURCHASE OF SECURITIES BEING OFFERED HEREBY IS SUBJECT TO CERTAIN MATERIAL RISKS. SEE "RISK FACTORS" AT PAGES 3 AND 4 OF THIS PROSPECTUS.

- --------------------------------------------------------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION, OFFICE OR CORPORATION, OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- --------------------------------------------------------------------------

     THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY, AND INVOLVE INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

                 The date of this Prospectus is May 17, 1996.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such Common Stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information herein is correct as of any time subsequent to the date hereof.

                               TABLE OF CONTENTS

                                                                          Page No.
Description

Available Information                                                        1

Incorporation of Certain Documents by Reference                              1

The Company                                                                  2

Risk Factors                                                                 3

Use of Proceeds                                                              4

Selling Shareholders                                                         5

Plan of Distribution                                                         5

Indemnification                                                              6

Legal Matters                                                                9

Experts                                                                      9

                             AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commissioner"). Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices: the Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048, and the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Company's main office at 2118 Bundy Avenue, New Castle, Indiana 47362, and the Company's reports and proxy statements may be inspected at such offices.

        A registration statement on Form S-8, together with all amendments, exhibits and documents incorporated therein by reference (the "Registration Statement"), has been filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements in this Prospectus as to the contents of exhibits are not necessarily complete, and each statement is qualified in all respects by reference to the copies of documents filed or incorporated by reference as exhibits to the Registration Statement or otherwise filed with the Commission. See also "Incorporation of Certain Documents by Reference."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents (or parts thereof) filed with the Commission by the Company are incorporated by reference in this Prospectus:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 as filed with the Commission on March 29, 1996 (Commission File No. 0-18392).

        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 as filed with the Commission on May 2, 1996 (Commission File No. 0-18392).

        (c) The description of the Company's securities contained in the Company's Registration Statement on Form S-4 as filed with the Commission on October 31, 1989.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all of the Shares offered hereby have been sold, or deregistering all of the Shares that, at the time of such post-effective amendment, remain unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated by reference herein which is deemed to be modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company shall furnish without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, copies of any or all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests for such documents should be directed to the Corporate Secretary, Ameriana Bancorp, 2118 Bundy Avenue, New Castle, Indiana 47362, telephone (317) 529-2230.

                                  THE COMPANY

        Ameriana Bancorp (the "Company") was incorporated under Indiana law in August 1989 for the purpose of becoming the holding company for Ameriana Savings Bank, F.S.B., New Castle, Indiana (the "Bank"). On March 19, 1990, the Company acquired all of the Bank's outstanding common stock, and each previously outstanding share of the Bank's common stock became a share of the Company's common stock, in connection with the Bank's reorganization into the holding company form of ownership.

        On August 31, 1992, the Company acquired all of the outstanding common stock of Deer Park Financial Corporation ("DPFC"), the former holding company for Deer Park Federal Savings and Loan Association, Cincinnati, Ohio (the "Association"). Subsequently, DPFC was dissolved and liquidated into the Company, leaving the Association as a direct subsidiary of the Company.

        The Company holds all of the stock of the Bank and Association and, through them, operates two separate savings institutions. In addition, the Company owns Indiana Title Insurance Company, which provides title insurance services in Central Indiana. In 1995, the Company invested $1,458,849 in a minority interest in a limited partnership organized to acquire and manage real estate investments which qualify for federal tax credits. The Company's executive offices are the same as those of the Bank described below.

        The Bank is a federally chartered savings bank which began operations in 1890. Since 1935, the Bank has been a member of the Federal Home Loan Bank System, and its savings deposits have been federally insured. On February 25, 1987, the Bank converted to a capital stock savings bank. The Bank's main office is located at 2118 Bundy Avenue, New Castle, Indiana. It also conducts business through five branch offices located in New Castle, Middletown, Knightstown, Greenfield and Anderson, Indiana. In 1995, the Bank purchased land in Avon, Indiana on which the Bank plans to construct a new branch in 1996. The Bank, through a wholly owned subsidiary, also operates an insurance agency with offices in New Castle, Anderson and Greenfield, Indiana, has an ownership interest in a life insurance underwriting firm located in New Orleans, Louisiana, and offers a full line of investments and securities products through its brokerage center.

        The business of the Bank consists primarily of attracting deposits from the general public and originating mortgage loans on single family residences, and to a lesser extent on multi-family housing and commercial property. The Bank also makes home improvement loans and consumer loans and through its subsidiary engages in insurance and brokerage activities. The principal sources of funds for the Bank's lending activities include deposits received from the general public, principal amortization and prepayment of loans. The Bank's primary sources of income are interest and fees on loans and interest on investments. The Bank has engaged from time to time in purchasing loans and loan participations in the secondary market. The Bank also invests in various federal and government agency obligations and other investment securities permitted by applicable laws and regulations, including mortgage-backed securities. The Bank's principal expenses are interest paid on deposit accounts and operating expenses incurred in the operation of the Bank.

        The Association is a federally chartered savings and loan association which began operations in 1915. The Association has been a member of the Federal Home Loan Bank System since 1933, and its savings deposits have been federally insured since 1952. On February 26, 1988, the Association converted to a capital stock savings and loan association.

        The Association's main office is located at 7200 Blue Ash Road, Cincinnati, Ohio. It also conducts business through a branch office located in Cincinnati, Ohio. In 1995, the Association requested regulatory clearance to close this branch, and the Association plans to do so in 1996. The Association's primary market area includes Deer Park and nearby communities in Hamilton county, as well as adjoining Butler, Clermont and Warren counties.

        The business of the Association consists primarily of attracting deposits from the general public and originating permanent and construction first mortgage loans on one- to four-family residences, as well as second mortgage loans on such properties and other types of consumer loans. The Association also invests in mortgage-backed securities. The principal sources of funds for the Association's lending activities include deposits received from the general public, principal amortization and prepayment of loans. The Association's primary sources of income are interest and fees on loans and interest on investments. The Association's principal expenses are interest paid on deposit accounts and operating expenses.

                                 RISK FACTORS

        Prospective investors should consider, among other things, the following factors in connection with a decision to purchase the Common Stock offered hereby.

SOURCES OF REVENUE FOR THE COMPANY

        The Company's principal asset is its investments in the capital stock of the Bank and in the capital stock of the Association. Because it does not generate any significant revenues independent of the Bank and the Association, the Company's ability to declare and make dividend payments or to make distributions in respect of its Common Stock is dependent on the extent to which it receives dividends from the Bank and the Association. The ability of the Bank and the Association to pay dividends to the Company is dependent on their ability to generate earnings and is subject to a number of regulatory restrictions and tax considerations. Under current regulations of the Office of Thrift Supervision (the "OTS"), in order to pay dividends without prior approval of the OTS, a savings institution must satisfy all of its applicable regulatory capital requirements. The Bank and the Association currently comply with their regulatory capital requirements and are considered "well-capitalized" under applicable banking regulations. At December 31, 1995, the Bank's regulatory capital ratios were 12.7%, 12.7%, and 24.0%, respectively, for tangible, core and risk-based capital, compared to OTS regulatory capital requirements of 1.50%, 3.00% and 8.00%, respectively. On the same date, the Association's regulatory capital ratios were 7.8%, 7.8% and 14.8%, respectively for tangible, core and risk-based capital. Should the Bank or the Association in the future fail to meet regulatory capital requirements, the institution failing to meet such requirements might be unable to pay dividends to the Company. Further, even assuming they continue to satisfy such requirements, the Bank and the Association will be restricted by applicable OTS regulations from paying dividends beyond a specified percentage of their earnings and excess capital, and will be required to furnish the OTS with 30 days' prior written notice of any proposed dividend. The OTS will have the opportunity to object to any proposed dividend during such period. At December 31, 1995, the Bank had $16.6 million and the Association had $1.7 million available for the payment of dividends to the Company under current OTS regulations. If the Company were denied access to the earnings of the Bank or the Association, whether by regulatory restriction, inadequate earnings or deterioration in the Bank's financial condition, the Company's ability to pay dividends on or make cash distributions in respect of the Common Stock would be significantly impaired.

POTENTIALLY ADVERSE IMPACT OF INTEREST RATES AND ECONOMIC AND INDUSTRY
CONDITIONS

        The savings institution industry is affected by fluctuations in market interest rates. Like most savings institution holding companies, the Company's net interest income is affected by general economic and other factors that influence market interest rates and the Company's ability to respond to changes in such rates. General economic conditions also affect the credit quality of the Company's assets. Adverse economic conditions may affect the ability of the Bank's and Association's borrowers to repay loans, particularly in the areas of commercial real estate and consumer lending. To the extent that changes in interest rates and economic conditions adversely affect the Company's financial condition and results of operations, the Company's ability to make distributions in respect of the Common Stock may be impaired.

        Significant and rapid changes have occurred in the savings institution industry in recent years, and the future of the industry is subject to various uncertainties. The traditional role of savings institutions as the nation's primary housing lenders is diminishing and savings institutions are subject to increasing competition from commercial banks and mortgage bankers. The savings institution industry also faces a volatile and uncertain regulatory environment in which applicable laws, regulations and enforcement policies are subject to significant change. There can be no assurance that changes in the savings institution industry, regulatory and otherwise, will not adversely affect the financial condition and results of operations of the Company and, as a result, impair its ability to pay dividends on or make distributions in respect of the Common Stock.

CONSUMER LOANS

        The consumer loans granted by the Bank and the Association have included loans on automobiles and other consumer goods, as well as education loans, loans secured by savings accounts, credit cards, and secured and unsecured lines of credit. In 1995, the Company continued to increase the amount of its automobile loans outstanding as part of its strategic plan. The increase in such loans was $14.1 million and $11.4 million in 1995 and 1994, respectively. Consumer loans pose additional risks of collectibility when compared to traditional types of loans granted by thrift institutions such as residential first mortgage loans.

DEPOSIT INSURANCE PREMIUM DISPARITY; ASSESSMENT ON DEPOSITS

        The Bank's and Association's savings deposits are both insured by the Savings Association Insurance Fund ("SAIF"), which is administered by the Federal Deposit Insurance Corporation ("FDIC"). The assessment rate currently ranges from 0.23% of deposits for well capitalized institutions to 0.31% of deposits for undercapitalized institutions.

        The FDIC also administers the Bank Insurance Fund ("BIF"), which has the same designated reserve ratio as the SAIF. On August 8, 1995, the FDIC adopted an amendment to the BIF risk-based assessment schedule which lowered the deposit insurance assessment rate for most commercial banks and other depository institutions with deposits insured by the BIF to a range of from 0.31% of insured deposits for undercapitalized BIF-insured institutions to 0.04% of deposits for well-capitalized institutions, which constitute over 90% of BIF-insured institutions. The FDIC amendment became effective September 30, 1995. Subsequently, the FDIC reduced the premium rate for the most highly rated BIF-insured institutions to the statutory minimum of $1,000 per semi-annual period. The FDIC amendment creates a substantial disparity in the deposit insurance premiums paid by BIF and SAIF members and places SAIF-insured savings institutions at a significant competitive disadvantage to BIF-insured institutions.

        To alleviate this disparity, one proposal being considered by the U.S. Department of Treasury, the FDIC, and the U.S. Congress provides that a one-time assessment estimated to be 85 to 90 basis points be imposed on all SAIF-insured deposits to cause the SAIF insurance fund to reach its designated reserve ratio (currently 1.25%). An assessment equal to 85 basis points would result in a pre-tax charge to earnings of $2.4 million for the Company, on a consolidated basis. Once this special assessment is made and the SAIF is fully recapitalized, the two funds would eventually be merged into one fund. There can be no assurance that this proposal or any other proposal will be implemented or that premiums for either fund will not be adjusted in the future by the FDIC or legislative action.

        The payment of a special assessment would severely and negatively impact the Bank's results of operations. However, if such a special assessment is imposed and the SAIF is recapitalized, it could have the effect of reducing the Bank's insurance premium in the future, thereby creating equal competition between BIF-insured and SAIF-insured institutions.

        In addition, another proposal under consideration by Congress would require savings associations to convert their charters to that of commercial banks in connection with a merger of the BIF and the SAIF. Under current tax laws, a savings association converting to a commercial bank charter must recapture into taxable income the portion of the tax debt reserve that exceeds the pre-1988 tax loan loss reserve. If this legislation is enacted into law, the Bank might also no longer be allowed to use the reserve method for tax loan loss provisions, but be required to change to the charge-off method for tax purposes. No certainty exists that the pending legislation will be enacted into law.

                                USE OF PROCEEDS

        The Shares which may be sold under this Prospectus will be sold for the respective accounts of each of the Selling Shareholders. Accordingly, the Company will not realize any proceeds from the sale of the Shares. The Company, however, will derive net proceeds of approximately $62,625 if all of the currently unexercised Options are exercised. Such proceeds will be available to the Company for working capital and general corporate purposes. No assurance can be given, however, as to when or if any or all of the Options will be exercised. See "Selling Shareholders" and "Plan of Distribution."

                             SELLING SHAREHOLDERS

        The following table sets forth (i) the name of each Selling Shareholder,
(ii) the nature of any position, office, or other material relationship which each such Selling Shareholder has had with the Company or any of its affiliates within the last three (3) years, (iii) the number of Shares offered for each Selling Shareholder's account, and (iv) the number of Shares and the percentage owned by each such Selling Shareholder after completion of the offering, assuming that all Shares offered pursuant to this Prospectus are sold.

                                                           Total Shares                 Number of Shares
  Selling                        Relationship to          Owned Prior to              Offered for Selling
Shareholder                        the Company             Offering (1)              Shareholder's Account
- ----------------------------------------------------------------------------------------------------------
Charles M. Drackett, Jr. (2)        Director                   6,800 *                       5,000
Michael E. Kent                     Director                  15,000 *                       5,000
Ronald R. Pritzke (3)               Director                   6,795 *                       5,000

_________
*       Represents less than 1% of the outstanding Common Stock.
(1) Includes shares that may be acquired within 60 days upon exercise of outstanding options.
(2) Includes 2,000 shares which may be acquired from the Company within 60 days upon exercise of Options. The exercise price of the Options is $5.375 per share.
(3) Includes 5,000 shares which may be acquired from the Company within 60 days upon exercise of Options. The exercise price of the Options is $10.375 per share.


                             PLAN OF DISTRIBUTION

        The sales of the Shares by the Selling Shareholders may be effected, from time to time, on the NMS or on any stock exchange on which the Shares may be listed at the time of sale, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        The Selling Shareholders and any broker-dealers that act in connection with the sale of the Shares hereunder might be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit realized on the resale of Shares as principals might be deemed to be underwriting compensation under the Securities Act.

        Any broker-dealer acquiring Shares from a Selling Shareholder may sell the Shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis, or to its customers. Any such sales may be at prices then prevailing on the NMS, at prices related to such prevailing market prices, at negotiated prices, or at prices reflecting the application of a combination of such methods.

        The Company has advised the Selling Shareholders that anti-manipulative Rules 10b-5, 10b-6 and 10b-7 promulgated under the Exchange Act may apply to their sales in the market. The Company has furnished the Selling Shareholders with copies of these rules, and has informed the Selling Shareholders of the possible need for them to deliver copies of this Prospectus in connection with their resales of the Shares. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving sale of the Shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealer purchases shares as a principal, any profits received on the resale of such Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

        Upon the Company's being notified by any Selling Shareholders that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such Shares were sold by the Selling Shareholder, the commissions paid or discounts or concessions allowed by the Selling Shareholder to such broker-dealer(s), and where applicable, that such broker-dealer(s), did not conduct any investigation to verify the information set out in this Prospectus.

        Any Shares which qualify for resale pursuant to Rule 144 promulgated under the Securities Act may be sold under the Rule rather than pursuant to this Prospectus.

        There can be no assurance that the Selling Shareholders will sell all or even any of the Shares which may be offered by them or any of them hereunder.

                                INDEMNIFICATION

        Federal Regulations clearly define areas for indemnity coverage by Ameriana Savings Bank, F.S.B. (the "Bank") and Deer Park Federal Savings and Loan Association (the "Association"), as follows:

        (a) Any person against whom any action is brought by reason of the fact that such person is or was a director or officer of the Bank or the Association shall be indemnified by the Bank or the Association, respectively, for:

               (i) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in connection with proceedings related to the defense or settlement of such action;

               (ii) Any amount for which such person becomes liable by reason of any judgment in such action;

               (iii) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred in any action to enforce his rights under this section, if the person attains a final judgment in favor of such person in such enforcement action.

     (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subparagraph are met:

               (i) The Bank or the Association, as applicable, shall make the indemnification provided by subparagraph (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

               (ii) The Bank or the Association, as applicable, shall make the indemnification provided by subparagraph (a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director or officer other than on the merits except in relation to matters as to which he shall be adjudged to be liable for negligence or misconduct in the performance of his duty, only if a majority of the directors of the Bank or the Association, as applicable, determines that such a director or officer was acting in good faith within what he was reasonably entitled to believe under the circumstances was the scope of his employment or authority and for a purpose which he was reasonably entitled to believe under the circumstances was in the best interest of the Bank or the Association, as applicable, or their members or shareholders.

     (c)  As used in this paragraph:

               (i) "Action" means any action, suit or other judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

               (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

               (iii) "Final Judgment" means a judgment, decree, or order which is appealable and as to which the period for appeal has expired and no appeal has been taken;

               (iv) "Settlement" includes the entry of a judgment by consent or by confession or upon a plea of guilty or of nolo contendere.

     The Association has a directors and officers liability policy providing for insurance against certain liabilities incurred by directors and officers of the Association while serving in their capacities as such, however, the Bank maintains no such policy.

     Article XVIII of the Company's Articles of Incorporation sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.

     A.   Persons. The Corporation shall indemnify, to the extent provided in
          -------
paragraphs B, D or F:

               1. any person who is or was a director, officer, employee, of the Corporation; and

               2. any person who serves or served at the Corporation's request as a director, officer, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise.

     B.  Extent -- Derivative Suits.  In case of a threatened, pending or
         --------------------------
completed action or suit by or in the right of the Corporation against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph C, for amounts (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.

     C.  Standard -- Derivative Suits.  In case of a threatened, pending or
         ----------------------------
completed action or suit by or in the right of the Corporation, a person named in paragraph A shall be indemnified only if:

               1. he is successful on the merits or otherwise; or

               2. he acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article XV of the Company's Articles of Incorporation) not approved by the board of directors. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable to the Corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     D.   Extent -- Nonderivative Suits.  In case of a threatened, pending or
          -----------------------------
completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a nonderivative suit, against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph E, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

     E.   Standard -- Nonderivative Suits.  In case of a nonderivative suit, a
          -------------------------------
person named in paragraph A shall be indemnified only if:

               1.  he is successful on the merits or otherwise; or

               2. he acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article XV of the Company's Articles of Incorporation) not approved by the board of directors and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or
                                                           ---- ----------
its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this paragraph E.2.

     F.   Determination That Standard Has Been Met.  A determination that the
          ----------------------------------------
standard of paragraph C or E has been satisfied may be made by a court, or, except as stated in paragraph C.2 (second sentence), the determination may be made by:

               1. the board of directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit or proceeding; or

               2. independent legal counsel (appointed by a majority of the disinterested directors of the Corporation, whether or not a quorum, or, if there is no disinterested director, appointed by a court of competent jurisdiction) in a written opinion; or

               3.  the shareholders of the Corporation.

     G.  Proration.  Anyone making a determination under paragraph F may
         ---------
determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

     H.  Advance Payment.  The Corporation may pay in advance any expenses
         ---------------
(including attorneys' fees) which may become subject to indemnification under paragraphs A-G if the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he is not entitled to indemnification by the Corporation under paragraphs A-G.

     I.  Nonexclusive.  The indemnification and advancement of expenses provided
         ------------
by paragraphs A-H or otherwise granted pursuant to Indiana law shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

     J.  Continuation.  The indemnification and advance payment provided by
         ------------
paragraphs A-H shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

     K.  Insurance.  The Corporation may purchase and maintain insurance on
         ---------
behalf of any person who holds or who has held any position named in paragraph A, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs A-H of this Article XVIII.

     L.  Savings Clause.  If this Article XVIII or any portion hereof shall be
         --------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this Article XVIII that shall not have been invalidated and to the full extent permitted by applicable law.

     The Company does not maintain insurance against certain liabilities incurred by directors and officers of Ameriana while serving in their capacities as such.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    EXPERTS

     The consolidated financial statements of the Company as of December 31, 1995 and 1994, and for the two years then ended have been audited by Geo. S. Olive & Co., LLC, independent auditors, and for the year ended December 31, 1993, have been audited by Ernst & Young LLP, independent auditors, as set forth in their respective reports, and are incorporated by reference in this Prospectus in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                 LEGAL MATTERS

       The validity of the Common Stock offered hereby will be passed upon for the Company by Housley Kantarian & Bronstein, P.C., 1220 19th Street, N.W., Suite 700, Washington, D.C. 20036.

                                    PART I

                      INFORMATION REQUIRED IN THE SECTION
                               10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION*
- ------

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*
- ------

          *Documents containing the information required by Part I of this Registration Statement will be sent or given to each optionee in accordance with Rule 428(b)(1). In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
- ------

          Ameriana Bancorp (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

          The following documents are incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 as filed with the Commission on March 29, 1996 (Commission File No. 0-18392).

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 as filed with the Commission on May 2, 1996 (Commission File No. 0-18392).

          (c) The description of the Company's securities contained in the Company's Registration Statement on Form S-4 as filed with the Commission on October 31, 1989.

          ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 AFTER THE DATE HEREOF AND PRIOR TO THE TERMINATION OF THE OFFERING OF THE SHARES OF COMMON STOCK, PAR VALUE $1.00 PER SHARE ("COMMON STOCK") SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.   DESCRIPTION OF SECURITIES
- ------

           Not applicable, as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
- ------

           Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
- ------

          INDEMNIFICATION OF DIRECTORS AND OFFICERS OF AMERIANA SAVINGS BANK, F.S.B. AND DEER PARK FEDERAL SAVINGS AND LOAN ASSOCIATION

Federal Regulations clearly define areas for indemnity coverage by Ameriana Savings Bank, F.S.B. (the "Bank") and Deer Park Federal Savings and Loan Association (the "Association"), as follows:

          (a) Any person against whom any action is brought by reason of the fact that such person is or was a director or officer of the Bank or the Association shall be indemnified by the Bank or the Association, respectively, for:

                    (i) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in connection with proceedings related to the defense or settlement of such action;

               (ii) Any amount for which such person becomes liable by reason of any judgment in such action;

               (iii) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred in any action to enforce his rights under this section, if the person attains a final judgment in favor of such person in such enforcement action.

     (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subparagraph are met:

               (i) The Bank or the Association, as applicable, shall make the indemnification provided by subparagraph (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

               (ii) The Bank or the Association, as applicable, shall make the indemnification provided by subparagraph (a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director or officer other than on the merits except in relation to matters as to which he shall be adjudged to be liable for negligence or misconduct in the performance of his duty, only if a majority of the directors of the Bank or the Association, as applicable, determines that such a director or officer was acting in good faith within what he was reasonably entitled to believe under the circumstances was the scope of his employment or authority and for a purpose which he was reasonably entitled to believe under the circumstances was in the best interest of the Bank or the Association, as applicable, or their members or shareholders.

     (c)  As used in this paragraph:

               (i) "Action" means any action, suit or other judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

               (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

               (iii) "Final Judgment" means a judgment, decree, or order which is appealable and as to which the period for appeal has expired and no appeal has been taken;

               (iv) "Settlement" includes the entry of a judgment by consent or by confession or upon a plea of guilty or of nolo contendere.

     The Association has a directors and officers liability policy providing for insurance against certain liabilities incurred by directors and officers of the Association while serving in their capacities as such, however, the Bank maintains no such policy.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

          Article XVIII of the Company's Articles of Incorporation sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.


                                 ARTICLE XVIII

                                INDEMNIFICATION

     A.   Persons.  The Corporation shall indemnify, to the extent provided in
          -------
paragraphs B, D or F:

     1. any person who is or was a director, officer, employee, of the Corporation; and

     2. any person who serves or served at the Corporation's request as a director, officer, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise.

     B.   Extent -- Derivative Suits.  In case of a threatened, pending or
              --------------------------
completed action or suit by or in the right of the Corporation against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph C, for amounts (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.

     C.   Standard -- Derivative Suits.  In case of a threatened, pending or
              ----------------------------
completed action or suit by or in the right of the Corporation, a person named in paragraph A shall be indemnified only if:

     1.   he is successful on the merits or otherwise; or

     2. he acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article XV of the Company's Articles of Incorporation) not approved by the board of directors. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable to the Corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     D.   Extent -- Nonderivative Suits.  In case of a threatened, pending or
          -----------------------------
completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a nonderivative suit, against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph E, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

     E.   Standard -- Nonderivative Suits.  In case of a nonderivative suit, a
          -------------------------------
person named in paragraph A shall be indemnified only if:

     1.   he is successful on the merits or otherwise; or

     2. he acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article XV of the Company's Articles of Incorporation) not approved by the board of directors and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent
                                          ---- ----------
shall not, in itself, create a presumption that the person failed to satisfy the standard of this paragraph E.2.

     F.  Determination That Standard Has Been Met.  A determination that the
         ----------------------------------------
standard of paragraph C or E has been satisfied may be made by a court, or, except as stated in paragraph C.2 (second sentence), the determination may be made by:

     1. the board of directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit or proceeding; or

     2. independent legal counsel (appointed by a majority of the disinterested directors of the Corporation, whether or not a quorum, or, if there is no disinterested director, appointed by a court of competent jurisdiction) in a written opinion; or

     3.  the shareholders of the Corporation.

     G.  Proration.  Anyone making a determination under paragraph F may
         ---------
determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

     H.  Advance Payment.  The Corporation may pay in advance any expenses
         ---------------
(including attorneys' fees) which may become subject to indemnification under paragraphs A-G if the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he is not entitled to indemnification by the Corporation under paragraphs A-G.

     I.  Nonexclusive.  The indemnification and advancement of expenses provided
         ------------
by paragraphs A-H or otherwise granted pursuant to Indiana law shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

     J.  Continuation.  The indemnification and advance payment provided by
         ------------
paragraphs A-H shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

     K.  Insurance.  The Corporation may purchase and maintain insurance on
         ---------
behalf of any person who holds or who has held any position named in paragraph A, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs A-H of this Article XVIII.

     L.  Savings Clause.  If this Article XVIII or any portion hereof shall be
         --------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this Article XVIII that shall not have been invalidated and to the full extent permitted by applicable law.

          The Company does not maintain insurance against certain liabilities incurred by directors and officers of the Company while serving in their capacities as such.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED
- ------

           Not Applicable.

ITEM 8.   EXHIBITS
- ------

          For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9.   UNDERTAKINGS
- ------

          1.   The undersigned Registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act of 1934, to treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New Castle, State of Indiana, on May 16, 1996.

                                    AMERIANA BANCORP

                                    By: /s/ Harry J. Bailey
                                        -----------------------------
                                        Harry J. Bailey
                                        President and
                                        Chief Executive Officer
                                        (Duly Authorized Representative)


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                         Title                                           Date
- ----------                                         -----                                           ----
/s/ Paul W. Prior                          Chairman of the Board                               May 16, 1996
- ----------------------------
Paul W. Prior

/s/ Harry J. Bailey                        President, Chief Executive                          May 16, 1996
- ----------------------------
Harry J. Bailey                            Officer and a Director
                                           (Principal Executive Officer)

/s/ Howard J. Pruim                        Senior Vice President and                           May 16, 1996
- ----------------------------
Howard J. Pruim                            Chief Financial Officer
                                           (Principal Financial and
                                           Accounting Officer)

/s/ Donald C. Danielson                    Director                                            May 16, 1996
- ----------------------------
Donald C. Danielson

/s/ Charles M. Drackett, Jr.               Director                                            May 16, 1996
- ----------------------------
Charles M. Drackett, Jr.

/s/ R. Scott Hayes                         Director                                            May 16, 1996
- ----------------------------
R. Scott Hayes

/s/ Michael E. Kent                        Director                                            May 16, 1996
- ----------------------------
Michael E. Kent

/s/ Ronald R. Pritzke                      Director                                            May 16, 1996
- ----------------------------
Ronald R. Pritzke

                               INDEX TO EXHIBITS

                                                                                            Sequential
Exhibit                                Description                                          Page Number
- -------                                -----------                                          -----------

4.1            Ameriana Bancorp 1996 Stock Option and Incentive Plan

4.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the Ameriana
               Bancorp 1996 Stock Option and Incentive Plan

4.3            Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the Ameriana
               Bancorp 1996 Stock Option and Incentive Plan

4.4 Form of Agreement to be entered into with Optionees with respect to Stock Appreciation Rights granted under the Ameriana Bancorp 1996
               Stock Option and Incentive Plan

4.5            Stock Option Agreements evidencing awards to directors Drackett, Kent and Pritzke made outside of any stock option plan maintained by the
               Company

4.6            Ameriana Bancorp 1987 Stock Option Plan

5              Opinion of Housley Kantarian & Bronstein, P.C. as to the validity of the Common Stock being registered

23 Consent of Housley Kantarian & Bronstein, P.C. (appears in their opinion filed as Exhibit 5)

23.1           Consent of Independent Certified Public Accountants

99.1 Certified Minutes of the Board of Directors' meeting at which the 1996 Stock Option and Incentive Plan was approved
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